Exhibit 32.1
          CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND PRINCIPAL ACCOUNTING OFFICER
PURSUANT TO 18 U.S.C. SS. 1350 ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report of TheraBiogen, Inc. (the "Company") on Form 10-K/A for the year ended February 28, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Kelly T. Hickel, Chief Executive Officer and principal accounting officer, certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d)of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 19, 2010

/s/ Kelly T. Hickel
________________________
Kelly T. Hickel
Chief Executive Officer
Principal Financial Officer